                                                                    EXHIBIT 3.1

                                                            PLEASE DATE STAMP &
                                                              RETURN THIS COPY
File Number 6062-669-3



                               STATE OF ILLINOIS
                                    OFFICE OF
                             THE SECRETARY OF STATE

WHEREAS,   ARTICLES OF INCORPORATION OF
                 MAIN STREET TRUST, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN
FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE
BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.



Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the
           Great Seal of the State of Illinois, at the City of Springfield, this 12th day of AUGUST A.D. 1999 and of the Independence of the
[SEAL]     United States the two hundred and 24th.

                                   /s/ Jesse White
                                   Secretary of State

C-212.3

Form BCA-2.10                            ARTICLES OF INCORPORATION
-----------------------------------------------------------------------------------------------------------------------
(Rev. Jan. 1999)                   This space for use by Secretary of State
                                                                                   ------------------------------------
Jesse White                                         FILED                                This space for use by
Secretary of State                               AUG 12 1999                              Secretary of State
Department of Business Services                                                    Date 8-12-99
Springfield, IL 62756                           JESSE WHITE                        Franchise Tax $25
http://www.sos.state.il.us                   SECRETARY OF STATE                    Filing Fee    $75
-----------------------------------                                                              ---
Payment must be made by certi-                                                                   100-
fied check, cashier's check, Illi-                                                 Approved: [SIGNATURE]
nois attorney's check, Illinois
C.P.A's check or money order,
payable to "Secretary of State."
-----------------------------------------------------------------------------------------------------------------------


1.   CORPORATE NAME:   Main Street Trust, Inc.
                    ------------------------------------------------------------

     ---------------------------------------------------------------------------
     (The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

--------------------------------------------------------------------------------

2.   Initial Registered Agent:     Dennis      R.                      Wendte
                               -------------------------------------------------
                               FIRST NAME      MIDDLE INITIAL          LAST NAME

     Initial Registered Office:    333         West Wacker Drive       2700
                               -------------------------------------------------
                               NUMBER          STREET                  SUITE #

                                   Chicago     IL    Cook              60606
                               -------------------------------------------------
                               CITY                  COUNTY            ZIP CODE

--------------------------------------------------------------------------------

3.   Purpose or purposes for which the corporation is organized:
     (If not sufficient space to cover this point, add one or more sheets of this size.)

           The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Corporation Act of 1983, as amended.


--------------------------------------------------------------------------------

4.   Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

           Par Value   Number of Shares      Number of Shares        Consideration to be
Class      per Share     Authorized       Proposed to be Issued      Received Therefor


------------------------------------------------------------------------------------------
Common      $0.01         1,000                1,000                        $100
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                                                TOTAL=$100


Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

See attachment.

                                     (over)

5. OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation:________________.

             (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

           Name              Residential Address           City, State, ZIP

          --------------------------------------------------------------------

          --------------------------------------------------------------------

          --------------------------------------------------------------------

          --------------------------------------------------------------------

------------------------------------------------------------------------------

6. OPTIONAL: (a) It is estimated that the value of all property to be owned by the corporation for the following year
                 wherever located will be:                            $--------

             (b) It is estimated that the value of the property to be
                 located within the State of Illinois during the
                 following year will be:                              $--------

             (c) It is estimated that the gross amount of business
                 that will be transacted by the corporation during
                 the following year will be:                          $--------

             (d) It is estimated that the gross amount of business
                 that will be transacted from places of business in
                 the State of Illinois during the following year will
                 be:                                                  $--------
------------------------------------------------------------------------------
7. OPTIONAL:   OTHER PROVISIONS
               Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g.,
               authorizing preemptive rights, denying cumulative voting,
               regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc. See attachment.
------------------------------------------------------------------------------
8.                    NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

   The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated         August             1999
     -------------------------, -----
         (MONTH & DAY)           YEAR

         SIGNATURE AND NAME                      ADDRESS

1. /s/ Dennis R. Wendte                  1. 333 West Wacker Drive
  ------------------------------------   ----------------------------------
   SIGNATURE                                STREET

   Dennis R. Wendte                         Chicago,    Illinois     60606
  ------------------------------------   ----------------------------------
  (TYPE OR PRINT NAME)                      CITY/TOWN     STATE    ZIP CODE

2.                                       2.
  ------------------------------------   ----------------------------------
   SIGNATURE                                STREET

  ------------------------------------   ----------------------------------
  (TYPE OR PRINT NAME)                      CITY/TOWN     STATE    ZIP CODE

3.                                       3.
  ------------------------------------   ----------------------------------
   SIGNATURE                                STREET

  ------------------------------------   ----------------------------------
  (TYPE OR PRINT NAME)                      CITY/TOWN     STATE    ZIP CODE

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy, or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

------------------------------------------------------------------------------
                             FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

- The filing fee is $75.

- The MINIMUM TOTAL DUE (franchise tax + filing fee) is $100.
  (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

  Illinois Secretary of State          Springfield, IL 62756
  Department of Business Services      Telephone (217) 782-9522 or 782-9523
                                                                   C-162.20

                 ATTACHMENT TO THE ARTICLES OF INCORPORATION OF

                            MAIN STREET TRUST, INC.


7. OPTIONAL:  OTHER PROVISIONS

         PARAGRAPH 1.      BYLAWS

         The bylaws may be amended, altered or repealed by the board of directors in the manner provided in the bylaws.

         PARAGRAPH 2.      WRITTEN BALLOTS

         Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

         PARAGRAPH 3.      AMENDMENTS

         The corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         PARAGRAPH 4.      INDEMNIFICATION

         Each person who is or was a director or officer of the Corporation and each person who serves or served at the request of the Corporation as a director, officer or partner of another enterprise shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the Illinois Business Corporation Act of 1983, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article shall apply to or have any effect on the rights of any individual referred to in this Article for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

         PARAGRAPH 5.      LIMITATION OF DIRECTOR LIABILITY

         To the fullest extent permitted by the Illinois Business Corporation Act of 1983, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty of a director.

         PARAGRAPH 6.      BOARD OF DIRECTORS

         The number of directors constituting the entire board of directors shall not be less than one (1) nor more than five (5) as fixed from time to time by resolution of a majority of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the Corporation, PROVIDED, HOWEVER, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be two (2) until otherwise fixed as described immediately above.

         There shall be no cumulative voting in the election of directors.